EXHIBIT 99.1

STEELCASE DECLARES QUARTERLY DIVIDEND

GRAND RAPIDS, Michigan, December 7, 2012 (GlobeNewswire) -- The Board of Directors of Steelcase Inc. (NYSE: SCS) today declared a quarterly cash dividend of $0.09 per share to be paid on or before December 28, 2012 to shareholders of record as of December 17, 2012.

About Steelcase Inc.
For 100 years, Steelcase Inc. has helped create great experiences for the world's leading organizations - wherever work happens. Steelcase and our family of brands - including Steelcase®, Coalesse®, Designtex®, Details®, Nurture®, PolyVision®, and Turnstone® - offer a comprehensive portfolio of furnishings, products and services designed to unlock human promise and support social, economic, and environmental sustainability. We are globally accessible through a network of channels, including approximately 650 dealers. Steelcase is a global, industry-leading, and publicly traded company with fiscal 2012 revenue of $2.75 billion.

CONTACT:	Investor Contact:
Raj Mehan
Investor Relations
(616) 246-4251

Media Contact:
Lauren Begley
Public Relations
(212) 931-6143